UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 8, 2021 (Date of earliest event reported)

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6

(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On August 8, 2021, Ritchie Bros. Auctioneers Incorporated (the “Company”) and Euro Auctions jointly issued a press release in connection with the Company’s proposed acquisition of Euro Auctions. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

On August 8, 2021, the Company posted on its website, https://investor.ritchiebros.com/home/default.aspx, under “Events & Presentations,” an investor presentation that includes, among other matters, information related to the Company’s proposed acquisition of Euro Auctions. A copy of the investor presentation is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Joint Press release, dated August 8, 2021
99.2	Investor presentation, dated August 8, 2021
101	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document
104	The Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2021	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Joint Press release, dated August 8, 2021
99.2	Investor presentation, dated August 8, 2021
101	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document
104	The Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL